Exhibit 99.1

PDS Biotechnology Appoints Dr. Ilian Iliev to Board of Directors

Princeton, NJ, April 9, 2020 - PDS Biotechnology Corporation (“PDS Biotechnology”) (Nasdaq: PDSB), a clinical-stage immuno-oncology company developing multiple therapies based on T-cell activating technology called Versamune® today announced that it has appointed Ilian Iliev, Ph.D. to its Board of Directors.

“We are very pleased to welcome Dr. Iliev to the Board of Directors. He brings a wealth of experience to PDS Biotech as a recognized entrepreneur and venture capitalist across multiple industries, including healthcare,” commented Steve Glover, Chairman of the Board of PDS Biotech. “Together, we will help guide PDS Biotech through its near and long-term milestones as we advance our programs in infectious disease and immuno-oncology with leading research institutions and pharmaceutical companies.”

Currently, Dr. Iliev is a Managing Director of EMV Capital, a London-based investor in B2B companies in the healthcare, transportation, energy and technology sectors. Previously he founded CambridgeIP, a boutique consultancy focused on IP commercialization based out of Cambridge, UK and working with clients in healthcare, energy and other sectors. Dr. Iliev is a Board Member of NetScientific PLC, a transatlantic healthcare IP commercialization group that funds and develops companies that are working to significantly improve the health and well-being of people with chronic diseases. He also serves on the Board of Directors of Sofant Technologies, Pointgrab, Q-Bot, Glycotest, Vortex Biosciences and Wanda Health.

Dr. Iliev holds a Ph.D. from Cambridge University’s Judge Business School, focused on Venture Capital business models in emerging economies. He also received a Master of Commerce in Economics, and Bachelor of Arts in Politics, Economics and International Relations from the University of Witwatersrand. He has published widely on entrepreneurship, venture capital, and market trends in healthcare and energy and is an Associate Fellow at the Royal Institute of International Affairs

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of infectious disease vaccines and cancer immunotherapy based on the Company’s proprietary Versamune® T-cell activating technology platform. The Versamune® platform effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating a critical immunological pathway, the type 1 interferon pathway, thus resulting in the production of both neutralizing antibodies and potent disease-specific killer T-cells. Using Versamune®, PDS Biotech is engineering therapies designed to better recognize disease cells to effectively attack and destroy them. PDS Biotech’s pipeline combines the Versamune® technology with disease-specific antigens across several therapeutic areas. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:; the Company’s ability to protect its intellectual property rights; potential adverse reactions or changes to business relationships resulting from the resignation of the Company’s Chief Financial Officer or the Company’s ability to find a replacement Chief Financial Officerthe Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the timing for the Company or its partners to initiate the planned clinical trials for its lead assets, PDS0101 and PDS0102; the Company’s interpretation of the results of its Phase 1 trial for PDS0101 and whether such results are sufficient to support additional trials or the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com